UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CRISPR THERAPEUTICS AG

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CRISPR Therapeutics AG Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 11, 2020 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/CRSP. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under  United  States  Securities  and  Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual General Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual general meeting, please make this request on or before June 1, 2020. For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/CRSP Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/CRSP TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com You must use the 12 digit control number located in the shaded gray box below. * If requesting material by e-mail, please send a blank e- mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. CRISPR Therapeutics AG Notice of Annual General Meeting of Shareholders Date:   Thursday, June 11, 2020 Time: 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) Place: Walder Wyss Ltd., Seefeldstrasse 123, 8008, Zurich, Switzerland Board of Directors Recommends a Vote FOR proposals 1 through 12. See Proposals on the reverse side of this notice. Vote In-Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the Annual General Meeting, unless in-person attendance at the Annual General Meeting is curtailed or prohibited in accordance with the Swiss Ordinance on Measures to C ombat the Coronavirus (COVID-19) of 13 March 2020, as amended from time to time, or any successor regime thereof. If you wish to vote your shares at the Annual Gene ral Meeting, please register with the Inspector of Elections at the desk marked “Shareholder Registration” at the entrance to receive a ballot. Proper ph oto ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a shareholder who has submitted a proxy before the meeti ng, may revoke that proxy in person at the Annual General Meeting

A PROPOSALS 1. The approval of the annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2019. The Board of Directors proposes to approve the annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2019 and to take note of the reports of the auditors. Copies of these documents are available for download at www.proxydocs.com/ CRSP . 2. The approval of the appropriation of financial results. The Board of Directors proposes to carry forward the net income resulting from the appropriation of financial results as follows: Proposed Appropriation of Net Income: in Swiss Francs (CHF) Balance brought forward from previous years CHF   (264,902,686) Net income for the period (on a stand-alone unconsolidated basis): CHF 8,323,716 Total accumulated net loss:             CHF   (256,578,970) Resolution proposed by the Board of Directors: - RESOLVED, that the net income for the period of CHF 8,323,716 shall be carried forward. 3. The discharge of the members of the Board of Directors and Executive Committee. The Board of Directors proposes that the members of the Board of Directors and the Executive Committee of the Company be discharged from personal liability for the business year ended December 31, 2019. 4. The election and re-election of the members to the Board of Directors. The Board of Directors proposes that Rodger Novak, M.D. be re- elected as member of the Board of Directors and Chairman of the Board of Directors and that each of Samarth Kulkarni, Ph.D., Ali Behbahani, M.D., Bradley Bolzon, Ph.D., Simeon J. George, M.D., John T. Greene, Katherine A. High, M.D., and Douglas A. Treco, Ph.D. be elected or re-elected, as appropriate, as directors, each for a term extending until completion of the 2021 annual general meeting of shareholders. 4.a Re-election of Rodger Novak, M.D., as member and Chairman 4.b Re-election of Samarth Kulkarni, Ph.D. 4.c Re-election of Ali Behbahani, M.D. 4.d Re-election of Bradley Bolzon, Ph.D. 4.e Re-election of Simeon J. George, M.D. 4.f Re-election of John T. Greene 4.g Re-election of Katherine A. High, M.D. 4.h Election of Douglas A. Treco, Ph.D. 5. The election and re-election of the members of the Compensation Committee. The Board of Directors proposes to elect or re-elect, as appropriate, each of Ali Behbahani, M.D., Simeon J. George, M.D., and John T. Greene as members of the Compensation Committee of the Board of Directors, each for a term extending until completion of the 2021 annual general meeting of the shareholders. 5.a Election of Ali Behbahani, M.D. 5.b Re-election of Simeon J. George, M.D. 5.c Re-election of John T. Greene 6. The approval of the compensation for the Board of Directors and the Executive Committee. The Board of Directors proposes to hold the following separate votes on the non-performance-related and the variable compensation of the Board of Directors and the Executive Committee: 6.a Binding vote on total non-performance-related compensation for members of the Board of Directors from the 2020 Annual General Meeting to the 2021 annual general meeting of shareholders. The Board of Directors proposes that shareholders approve the total maximum amount of non-performance-related compensation for the members of the Board of Directors covering the period from the 2020 Annual General Meeting to the 2021 annual general meeting of shareholders, i.e., USD $320,000 (cash base compensation plus social security costs). 6.b Binding vote on equity for members of the Board of Directors from the 2020 Annual General Meeting to the 2021 annual general meeting of shareholders. The Board of Directors proposes that shareholders approve the maximum grant of equity or equity linked instruments for the members of the Board of Directors covering the period from the 2020 Annual General Meeting to the 2021 annual general meeting of shareholders with maximum value of USD $5,911,650 (equity grant date value plus social security costs). 6.c Binding vote on total non-performance-related compensation for members of the Executive Committee from July 1, 2020 to June 30, 2021. The Board of Directors proposes that shareholders approve the total maximum amount of non-performance-related cash compensation for the members of the Executive Committee covering the period from July 1, 2020 to June 30, 2021, i.e., USD $3,393,795 (cash base compensation plus social security costs). 6.d Binding vote on total variable compensation for members of the Executive Committee for the current year ending December 31, 2020. The Board of Directors proposes that shareholders approve the total maximum amount of variable compensation for the members of the Executive Committee for the current year ending December 31, 2020, i.e., USD $2,379,619 (cash compensation plus social security costs). 6.e Binding vote on equity for members of the Executive Committee from the 2020 Annual General Meeting to the 2021 annual general meeting of shareholders. The Board of Directors proposes that shareholders approve the maximum of equity or equity linked instruments for the members of the Executive Committee covering the period from the 2020 Annual General Meeting of shareholders to the 2021 annual general meeting of shareholders with maximum value of USD $53,069,700 (equity grant date value plus social security costs). 7. The approval of an increase in the Conditional Share Capital for Employee Benefit Plans. The Board of Directors proposes to increase the Company’s conditional share capital for employee benefit plans by CHF 150,000 to CHF 710’947.11 for the issuance of up to 23’698’237 Common Shares and amend art. 3c para. 1 of the Articles of Association as follows: Art. 3c Conditional Share Capital for Employee Benefit Plans The share capital of the Company shall be increased by an amount not exceeding CHF 710’947.11 through the issue of a maximum of 23’698’237 registered shares, payable in full, each with a nominal value of CHF 0.03, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to the Company or a subsidiary. Art. 3c Bedingtes Aktienkapital fu  ̈r Mitarbeiterbeteiligungspla  ̈ne Das Aktienkapital kann durch die Ausgabe von ho  ̈chstens 23’698’237 voll zu liberierenden Namenaktien im Nennwert von je CHF 0.03 um ho  ̈chstens CHF 710’947.11 durch Ausu  ̈bung von Optionsrechten erho  ̈ht werden, welche Mitarbeitenden der Gesellschaft oder ihrer Tochtergesellschaften, Personen in vergleichbaren Positionen, Beratern, Verwaltungsratsmitgliedern oder anderen Personen, welche Dienstleistungen zu Gunsten der Gesellschaft erbringen, gewa  ̈hrt wurden. 8. The approval of an Amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan. The Board of Directors proposes to amend the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan, or the 2018 Plan, to (a) increase the total number of common shares which may be issued pursuant to the 2018 Plan by 5,000,000 common shares, increasing the total number of common shares issuable under the 2018 Plan to 13,000,000 common shares, plus the number of shares that were available for issuance under the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan, or the 2016 Plan, on the original effective date of the 2018 Plan, plus any common shares underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common shares, expired or are otherwise terminated, other than by exercise, under the 2018 Plan, the 2016 Plan and the CRISPR Therapeutics AG 2015 Stock Option and Grant Plan; and (b) increase the number of shares that may be issued under the 2018 Plan in the form of incentive stock options by 5,000,000 common shares. 9. The approval of increasing the maximum number of authorized share capital and extending the date by which the Board of Directors may increase share capital. The Board of Directors proposes to increase the authorized share capital to 30,518,283 shares, to extend the date by which the Board of Directors may increase the share capital to June 10, 2022, and to amend art. 3a para 1 of the Articles of Association to reflect to foregoing as follows: Art. 3a Authorized Share Capital The Board of Directors is authorized to increase the share capital, in one or several steps until 10 June 2022, by a maximum amount of CHF 915’548.49 by issuing a maximum of 30’518’283 registered shares with a par value of CHF 0.03 each, to be fully paid up. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate or another third party or third parties, followed by an offer to the then-existing shareholders of the Company and (ii) in partial amounts shall also be permissible. Art. 3a Genehmigtes Kapital Der Verwaltungsrat ist erma  ̈chtigt, jederzeit bis zum 10. Juni 2022, das Aktienkapital im Maximalbetrag von CHF 915’548.49 durch Ausgabe von ho  ̈chstens 30’518’283 vollsta  ̈ndig zu liberierende Namenaktien mit einem Nennwert von je CHF 0.03 zu erho  ̈hen. Eine Erho  ̈hung des Aktienkapitals (i) durch die Zeichnung von Aktien aufgrund eines von einem Finanzinstitut, eines Verbandes, einer anderen Drittpartei oder Drittparteien unter-zeichneten Angebots, gefolgt von einem An-gebot gegenu  ̈ber den zu diesem Zeitpunkt bestehenden Aktiona  ̈ren der Gesellschaft sowie (ii) in Teilbetra  ̈gen ist zula  ̈ssig. 10. The re-election of the independent voting rights representative. The Board of Directors proposes the re-election of lic. iur. Marius Meier, Attorney at Law, Lautenga rtenstrasse 7, CH-4052 Basel, as the independent voting rights representative until the closing of the 2021 annual general meeting of shareholders. 11. The re-election of the auditors. The Board of Directors proposes to re-elect Ernst & Young AG as the Company’s statutory auditor for the term of office of one year and the re-election of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. 12. The transaction of any other business that may properly come before the 2020 Annual General Meeting or any adjournment or postponement thereof. In light of the global spread of the SARS-CoV-2 virus (coronavirus) and the COVID-19 pandemic and the uncertainty whether our chairman or any member of the Board of Directors will be able to personally attend the 2020 Annual General Meeting, the Board of Directors may make an ad hoc proposal for the election of an ad hoc chairperson of the 2020 Annual General Meeting. Please read the “Important Notice Regarding COVID-19 (Coronavirus) in Switzerland” on page 6 of the Notice of Invitation to 2020 Annual General Meeting of Shareholders contained therein. The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Shareholders of record at the close of business on April 13, 2020 will be entitled to notice of and to vote at the 2020 Annual General Meeting or any adjournment or postponement thereof. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites share holders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual general meeting. Due to the current spread of the SARS-CoV-2 virus (coronavirus) and the COVID-19 pandemic, we strongly encourage all shareholders to vote by proxy instead of attending the 2020 Annual General Meeting in person, as the Board of Directors may be compelled to curtail or even prohibit the in-person attendance of shareholders. However, whether or not you plan to attend the 2020 Annual General Meeting in pers on, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement